Exhibit 99.13

 Execution Copy

TRIMONT LLC,
Master Servicer

and

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,
Primary Servicer

PRIMARY SERVICING AGREEMENT
Dated as of August 1, 2026

BANK5 2026-5YR24,

Commercial Mortgage Pass-Through Certificates

Series 2026-5YR24

TABLE OF CONTENTS

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TABLE OF CONTENTS

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This is a Primary Servicing Agreement (the “Agreement”), dated as of August 1, 2026, by and between MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, having an office at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210, and its successors and assigns (the “Primary Servicer”), and TRIMONT LLC, having an office at One South, 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280, and its successors and assigns (the “Master Servicer”).

WITNESSETH:

WHEREAS, Morgan Stanley Capital I Inc., as depositor (the “Depositor”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Computershare Trust Company, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”), Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), and the Master Servicer, as master servicer, have entered into that certain Pooling and Servicing Agreement dated and effective as of August 1, 2026, as amended, modified and restated from time to time (the “Pooling and Servicing Agreement”), whereby the Master Servicer shall service certain mortgage loans and related companion loans on behalf of the Trustee;

WHEREAS, Section 3.20 of the Pooling and Servicing Agreement authorizes the Master Servicer to enter into this agreement with the Primary Servicer whereby the Primary Servicer shall service each mortgage loan listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (each herein referred to as a “Mortgage Loan”) and the Companion Loans listed on Exhibit A (the “Serviced Companion Loans”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Primary Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section	1.01 Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Collection Report” shall mean the monthly report prepared by the Primary Servicer setting forth, with respect to the Mortgage Loans and Serviced Companion Loans and the most recently ended Collection Period prior to the due date of such report, the information described on Exhibit G attached hereto.

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“Incorporated Sections” shall have the meaning specified in Section 3.01(b) of this Agreement.

“Mortgage Loan” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Prepayment Interest Shortfall Exposure” shall have the meaning set forth in Section 3.01(c)(23) of this Agreement.

“Primary Servicer Companion Distribution Account” shall have the meaning set forth in Section 3.01(c)(8) of this Agreement.

“Primary Servicer Collection Account” shall have the meaning set forth in Section 3.01(c)(7) of this Agreement.

“Primary Servicer Remittance Amount” shall mean, with respect to any date and with respect to the Mortgage Loans, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit attributable to the Mortgage Loans in the Primary Servicer Collection Account as of such date, (ii) if and to the extent not included in the amount referred to in subclause (a)(i), the aggregate amount transferred from the REO Account (if established) to the Primary Servicer as of such date, to the extent not previously remitted to the Master Servicer, (iii) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer, and (iv) if and to the extent not previously remitted to the Master Servicer, any amounts deposited by the Primary Servicer pursuant to Section 3.01(c)(23) of this Agreement; net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments or (ii) any amounts that the Primary Servicer is entitled to retain as compensation pursuant to Section 3.11 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(18) of this Agreement.

“Primary Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Primary Servicer Reporting Date” shall mean the first Business Day after each Determination Date.

“Primary Servicing Fee” shall mean, with respect to the Mortgage Loans, the Serviced Companion Loans and any related REO Loan, the fee payable to the Primary Servicer pursuant to Section 3.01(c)(18) of this Agreement.

“Primary Servicing Fee Rate” shall mean, with respect to the Mortgage Loans and Serviced Companion Loans, the rate that corresponds to such Mortgage Loan and Serviced Companion Loan set forth on Exhibit A hereto under the heading “Primary Servicing Fee.”

“Prohibited Prepayment” shall have the meaning set forth in Section 3.01(c)(23) of this

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Agreement.

“Serviced Companion Loans” shall have the meaning specified in the recitals hereto.

“Serviced Whole Loan” shall mean the Serviced Companion Loans and the related Mortgage Loan.

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF PRIMARY SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01                    Contract for Servicing; Possession of Mortgage Loan Documents and Serviced Companion Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Primary Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans and the Serviced Companion Loans. On and after the Closing Date, the Primary Servicer shall hold any portion of the Servicing File or the Mortgage File (including without limitation, any original letter of credit) in the possession of the Primary Servicer in trust by the Primary Servicer, on behalf of the Master Servicer and Trustee for the benefit of the Certificateholders and the VRR Interest Owners. The Primary Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the related Mortgage Loans and Serviced Companion Loans pursuant to this Agreement, and such retention and possession by the Primary Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Primary Servicer shall be identified in accordance with its customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the Trustee. The Primary Servicer shall release from its custody any portion of the Servicing File or the Mortgage File retained or held by it only in accordance with this Agreement and, to the extent incorporated herein, the Pooling and Servicing Agreement. Within twenty (20) days following the Closing Date the Primary Servicer shall provide to the Master Servicer a certification executed by a duly authorized officer of the Primary Servicer, certifying to the Master Servicer as to the original letters of credit held by the Primary Servicer and identifying the letters of credit, the amounts of the letters of credit and the Mortgage Loans or the Serviced Companion Loans to which they relate. The Primary Servicer shall hold the original of each letter of credit relating to any Mortgage Loan in trust on behalf of the Trust in order to draw on such letter of credit on behalf of the Trust. The Primary Servicer shall forward a copy of each letter of credit to the Master Servicer. During the term of this Agreement, the Primary Servicer will also provide to the Master Servicer a copy of any lease, amendments to Mortgage Loan documents, the Serviced Companion Loan documents and other documents related to the Mortgaged Property securing the related Mortgage Loans or the Serviced Companion Loans or related to the Mortgage Loans or Serviced Companion Loans as soon as possible after receipt or execution thereof, as applicable. References in this Section 2.01 to the Primary Servicer possessing the Mortgage File are not intended to imply that the Primary Servicer is the primary custodian of the Mortgage File, but rather such references are contained in this Section 2.01 solely because the Primary Servicer may

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from time to time, have possession of one or more documents in the Mortgage File in connection with certain servicing duties but shall return or forward the original of such documents upon receipt to the Master Servicer and shall maintain a copy of such document as necessary for servicing the Mortgage Loan.

Section	2.02 Notice of Breach of Representations and Warranties.

Following its receipt from the Depositor, the Master Servicer shall provide a copy of the applicable Mortgage Loan Purchase Agreement to the Primary Servicer. The Primary Servicer shall promptly notify in writing the Master Servicer after the Primary Servicer discovers (without implying any duty of the Primary Servicer to make, or attempt to make, such a discovery) or receives notice alleging a Defect or a Breach contained in such Mortgage Loan Purchase Agreement or a document defect that could give rise to a cure or repurchase obligation. The Primary Servicer shall reasonably cooperate with the Master Servicer in pursuing its obligations to make a repurchase claim against the related Mortgage Loan Seller. The Primary Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer discovers or receives notice alleging a Defect or a Breach or receives notice of a 15Ga-1 Repurchase Request. The Primary Servicer shall promptly, but in no event later than five (5) Business Days after receipt, provide to the Master Servicer a copy of any written 15Ga-1 Repurchase Request, withdrawal of a 15Ga-1 Repurchase Request, or rejection of a 15Ga-1 Repurchase Request received by the Primary Servicer and such other information in the possession of the Primary Servicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.02(g) and Section 2.03 of the Pooling and Servicing Agreement.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS AND SERVICED COMPANION LOANS

Section	3.01 Primary Servicer to Service.

(a)               The Primary Servicer, as an independent contractor, shall service and administer the Mortgage Loans and the Serviced Companion Loans pursuant to this Agreement in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement and, in the case of the Serviced Companion Loans, as a collective whole with the related Mortgage Loan, taking into account the pari passu nature of such Serviced Companion Loans.

(b)               The Primary Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans and the Serviced Companion Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement specifically incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Primary Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Initial Purchasers, the Directing Certificateholder, the Controlling Class Certificateholder, the Risk Retention Consultation Parties (if applicable), the Operating Advisor, the Asset Representations Reviewer, the Rating Agencies, the Underwriters, the VRR Interest Owners, the 17g-5 Information Provider, the

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Certificateholders, the Serviced Companion Noteholders and the Special Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Primary Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.19 of the Pooling and Servicing Agreement as modified herein, the Primary Servicer shall service and administer all of the Mortgage Loans and the Serviced Companion Loans that are not Specially Serviced Loans; provided, however, that the Primary Servicer shall continue to receive payments (and provide notice to the Master Servicer and Serviced Companion Noteholders, as applicable, of such payments), collect information and prepare and deliver reports to the Master Servicer required hereunder with respect to any Specially Serviced Loans and REO Properties (and the related REO Loans), and render such incidental services with respect to any Specially Serviced Loans and REO Properties as and to the extent as may be specifically provided for herein with respect to any Specially Serviced Loans and REO Properties (and the related REO Loans) as are specifically provided for under Section 3.01(c) of this Agreement; provided, further, however, that if the Special Servicer is not, and is not an Affiliate of, the Primary Servicer, the Primary Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Primary Servicer to comply with such duties or the failure by the Special Servicer to otherwise comply with its obligations under the Pooling and Servicing Agreement. All references herein to the respective duties of the Primary Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.19 of the Pooling and Servicing Agreement, as modified herein, and to the Special Servicer’s rights to service Specially Serviced Loans. Except as otherwise set forth below, for purposes of this Agreement, (i) references to the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Special Servicer, the Initial Purchasers, the Directing Certificateholder, the Risk Retention Consultation Parties (if applicable), the Underwriters, the VRR Interest Owners, the Operating Advisor, the Asset Representations Reviewer, the Rating Agencies, the Controlling Class Certificateholder, the 17g-5 Information Provider, the Serviced Companion Noteholders, and the Certificateholders, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Primary Servicer hereunder, (iii) references to the Mortgage Loans, as defined in the Pooling and Servicing Agreement, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loans in this Agreement, and (iv) references to the Serviced Companion Loans and Serviced Pari Passu Companion Loans, each as defined in the Pooling and Servicing Agreement, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Serviced Companion Loans in this Agreement (such modification of the Incorporated Sections (and in the defined terms used therein) pursuant to clauses (i), (ii), (iii) and (iv) of this sentence shall be referred to herein as the “References Modification”). In each case where the Master Servicer is given any power to act under the provisions of the Incorporated Sections, such power is hereby delegated to the Primary Servicer to the extent necessary to perform its obligations under this Agreement and subject to the restrictions contained in this Agreement. With respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement which are not being performed by the Primary Servicer under this Agreement, the Primary Servicer shall reasonably cooperate with the Master Servicer to facilitate the timely performance of such

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servicing responsibilities.

(c)       The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)            Section 1.02. The determination as to the application of amounts collected in respect of any Mortgage Loan or Serviced Companion Loan, in the absence of express provisions in the related Mortgage Loan documents or to the extent that such terms authorize the lender to use its discretion, shall be made by the Master Servicer.

(2)            Sections 3.01(a) - (g), (i) and (l). Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify on a quarterly basis, starting with the quarter ending September of 2026, within thirty (30) days of the end of such quarter the information on the Mortgage Loans and the Serviced Companion Loans as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(21) of this Agreement. In addition, without limiting the generality of the foregoing, the Primary Servicer shall take all necessary action to continue all UCC Financing Statements in favor of the originator of the Mortgage Loans and the Serviced Companion Loans or in favor of any assignee prior to the expiration of such UCC Financing Statements. Notwithstanding the foregoing, the Primary Servicer’s authority is restricted as provided in Section 3.01(c)(14) and (24) of this Agreement and is restricted to the same extent as the Master Servicer’s actions are restricted by the Pooling and Servicing Agreement. The Primary Servicer shall notify the Master Servicer of any costs and expenses due or incurred by the Primary Servicer relating to any modifications to or assignment of the related letter of credit as contemplated by of the Pooling and Servicing Agreement (A) if the related Mortgage Loan documents do not require the related Mortgagor to pay such costs and expenses or, relating to any modifications to or assignment of the related letter of credit, or (B) if the related Mortgage Loan documents require the related Mortgagor to pay and the Primary Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor. Upon such notice and to the extent that the Mortgage Loan Seller is required under the applicable Mortgage Loan Purchase Agreement to pay such costs and expenses, the Master Servicer shall request the Mortgage Loan Seller to pay such costs and expenses. If the Mortgage Loan Seller does not pay such costs and expenses, the Master Servicer shall reimburse the Primary Servicer, to the extent permitted under the Pooling and Servicing Agreement, such amounts as Servicing Advances or as servicing expenses from the Collection Account. Upon receipt of any such payment from the Mortgage Loan Seller, the Master Servicer shall forward such payment to the Primary Servicer. Upon request by the Primary Servicer, the Master Servicer shall coordinate with the applicable Mortgage Loan Seller as contemplated by the Pooling and Servicing Agreement if a letter of credit is required to be drawn upon earlier than the date the applicable Mortgage Loan Seller has notified the provider of such letter of credit pursuant to the Pooling and Servicing Agreement. With respect to all reports delivered to the Master Servicer under this Section 3.01(c)(2), such reports shall be electronically delivered to C3PO@Trimont.com (or such other address or addresses as the Master Servicer may communicate in writing to the Primary Servicer).

(3)             Section 3.02. The Primary Servicer may not waive any Penalty Charges that the

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Master Servicer is permitted to waive under Section 3.02 of the Pooling and Servicing Agreement without the consent of the Master Servicer. The Primary Servicer shall promptly notify the Master Servicer of any defaults under the Mortgage Loans or Serviced Companion Loans, collection issues or customer issues and shall take no actions with respect to enforcing such Mortgage Loans or Serviced Companion Loans without the prior written consent of the Master Servicer.

(4)             Section 3.03(a). The creation of any Servicing Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of any Servicing Account.

(5)             Sections 3.03(b) and (e). Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify to the information on the Mortgage Loans and the Serviced Companion Loans with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis starting for the quarter ending in September of 2026, within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(21) of this Agreement. With respect to all reports delivered to the Master Servicer under this Section 3.01(c)(5), such reports shall be electronically delivered to C3PO@Trimont.com (or such other address or addresses as the Master Servicer may communicate in writing to the Primary Servicer).

(6)             Section 3.03(c) is not incorporated herein. The Primary Servicer shall not be required to or permitted to make any Servicing Advances, except as provided in the following sentence. The Primary Servicer shall give the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan or Serviced Companion Loan; provided, however, that, with respect to any Servicing Advance required to be made on an urgent or emergency basis such that the Primary Servicer is unable to provide the Master Servicer with sufficient notice (which shall not be required to be more than five (5) Business Days’ notice) to enable the Master Servicer to make such Servicing Advance, the Primary Servicer may, in the Primary Servicer’s sole discretion, make such Servicing Advance with prior notice to the Master Servicer if reasonably practicable and the Master Servicer shall reimburse the Primary Servicer for such Servicing Advance and interest thereon at the Reimbursement Rate within five (5) Business Days of receipt of written request therefor. In addition, the Primary Servicer shall provide the Master Servicer with such information in its possession as the Master Servicer may reasonably request to enable the Master Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.

(7)             Section 3.04(a). The Primary Servicer shall establish a custodial account (hereinafter the “Primary Servicer Collection Account”), meeting all of the requirements of the Collection Account, and references to the Collection Account shall be references to such Primary Servicer Collection Account. The creation of any Primary Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Collection Account. Notwithstanding the third paragraph of Section 3.04(a) of the Pooling and Servicing Agreement,

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the Primary Servicer shall deposit into the Primary Servicer Collection Account and include in its Primary Servicer Remittance Amount all Penalty Charges, Modification Fees, defeasance fees, assumption fees, loan service transaction fees, extension fees, assumption application fees, consent fees, Prepayment Interest Excess, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from Mortgagors that constitute additional servicing compensation and/or additional special servicing compensation (in each case, other than those to which the Primary Servicer is entitled pursuant to Section 3.01(c)(18) of this Agreement). Any amounts of additional special servicing compensation payable to the Special Servicer shall be remitted to the Special Servicer by the Master Servicer. For purposes of the last paragraph of Section 3.04(a) of the Pooling and Servicing Agreement, the Master Servicer shall direct the Special Servicer to make payment of amounts referenced therein directly to the Primary Servicer rather than the Master Servicer for deposit in the Primary Servicer Collection Account.

(8)             Section 3.04(b) is not incorporated herein. Only the third and fourth paragraphs of Section 3.04(b) of the Pooling and Servicing Agreement are incorporated herein. References to the Collection Account shall be references to the Primary Servicer Collection Account for purposes of the third and fourth paragraphs of Section 3.04(b). The Primary Servicer shall establish a custodial account (hereinafter the “Primary Servicer Companion Distribution Account”), meeting all of the requirements of the Companion Distribution Account, and references to the Companion Distribution Account in the third and fourth paragraphs of Section 3.04(b) of the Pooling and Servicing Agreement shall be references to such Primary Servicer Companion Distribution Account. The creation of any Primary Servicer Companion Distribution Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Primary Servicer Companion Distribution Account. References to the Companion Paying Agent shall be deemed to be references to the Primary Servicer and references to the Serviced Companion Noteholders shall be deemed to be references to the related Serviced Companion Noteholder for purposes of the third and fourth paragraphs of Section 3.04(b) of the Pooling and Servicing Agreement.

With respect to each Distribution Date, the Primary Servicer shall deliver to the Master Servicer on or before the Primary Servicer Remittance Date the Primary Servicer Remittance Amount for such date. Each remittance required to be made to the Master Servicer on the Primary Servicer Remittance Date shall be made by wire transfer and shall be made by 3:00 p.m. Charlotte, North Carolina time on such date. Each month, on the first Business Day after receipt of any Primary Servicer Remittance Amount between the Primary Servicer Remittance Date and the Distribution Date, the Primary Servicer shall forward to the Master Servicer by wire transfer the Primary Servicer Remittance Amount for such date. Each month, on each Business Day that the Primary Servicer is not required to remit to the Master Servicer pursuant to the previous two sentences, the Primary Servicer shall forward the Primary Servicer Remittance Amount to the Master Servicer by wire transfer within one Business Day following Primary Servicer’s receipt of delinquent payments on the Mortgage Loans. Section 3.01(c)(21) of this Agreement sets forth certain reporting requirements with respect to such remittances.

(9)             Sections 3.05(a) and (g)-(i) are not incorporated herein. The Primary Servicer

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may, from time to time, make withdrawals from the Primary Servicer Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)                                            to remit to the Master Servicer for deposit in the Collection Account the amounts required to be so deposited pursuant to the second sentence of Section 3.04(b) of the Pooling and Servicing Agreement and the second paragraph of Section 3.01(c)(8) of this Agreement and to remit to the Companion Paying Agent for deposit into the Primary Servicer Companion Distribution Account the amounts required to be so deposited pursuant to the third and fourth paragraphs of Section 3.04(b) of the Pooling and Servicing Agreement and the first paragraph of Section 3.01(c)(8) of this Agreement;

(ii)                                         to pay itself earned and unpaid Primary Servicing Fees, with respect to the Mortgage Loans, the Serviced Companion Loans and/or any successor REO Loans in respect thereof, the Primary Servicer’s right to payment pursuant to this clause (ii) with respect to any such Mortgage Loans, Serviced Companion Loans or REO Loans being limited to amounts on deposit in the Primary Servicer Collection Account that are received on or in respect of on such Mortgage Loans, the Serviced Companion Loans or REO Loan, as applicable (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon;

(iii)                                    to pay itself out of general collections on the Mortgage Loans, the Serviced Companion Loans and related REO Properties, with respect to any Mortgage Loans, Serviced Companion Loans or REO Property any related earned Primary Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loans, Serviced Companion Loans or REO Property and the deposit into the Collection Account of all amounts received in connection therewith;

(iv)                                     to pay itself, as additional servicing compensation in accordance with Section 3.11(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Primary Servicer Collection Account as provided in Section 3.01(c)(10) of this Agreement, but only to the extent of the Net Investment Earnings, if any, with respect to the Primary Servicer Collection Account for the period from and including the prior Primary Servicer Remittance Date to and including such Primary Servicer Remittance Date;

(v)                                      to remit to the Companion Paying Agent for deposit into the Primary Servicer Companion Distribution Account the amounts required to be deposited pursuant to the third and fourth paragraphs of Section 3.04(b) of the Pooling and Servicing Agreement and the first paragraph of Section 3.01(c)(8) of this Agreement without duplication of amounts deposited pursuant to clause (i) above;

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(vi)                                  to clear and terminate the Primary Servicer Collection Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

(vii)                                   to remove any amounts deposited in the Primary Servicer Collection Account in error.

The Primary Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis, reflecting amounts allocable to the Mortgage Loans and Serviced Companion Loans, and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Primary Servicer Collection Account. Upon written request, the Primary Servicer shall provide to the Master Servicer such records.

(10)            Section 3.06 is not incorporated herein. The Primary Servicer may invest funds in the Primary Servicer Collection Account, the Primary Servicer Companion Distribution Account and/or any Servicing Account maintained by it on the same terms as the Master Servicer may invest funds in the Collection Account, the Primary Servicer Companion Distribution Account and/or a Servicing Account, and subject to the same rights, restrictions and obligations regarding maturity dates, gains, losses, withdrawals, possession and control of Permitted Investments and Permitted Investments payable on demand. Without limiting the generality of the foregoing, any investment of funds in the Primary Servicer Collection Account, the Primary Servicer Companion Distribution Account and/or Servicing Account shall be made in the name of the Primary Servicer on behalf of the Trustee (in its capacity as such) for the benefit of the Certificateholders and the VRR Interest Owners.

(11)            Sections 3.07(a) and (d). References to the Collection Account shall be references to the Primary Servicer Collection Account. All insurance policies caused to be maintained by the Primary Servicer hereunder shall also name the Master Servicer as loss payee. Without limiting the generality of the obligations of the Primary Servicer hereunder, the Primary Servicer shall monitor and certify as to the status of insurance policies relating to the Serviced Whole Loan on a quarterly basis starting for the quarter ending in September of 2026, within 30 days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(21) of this Agreement. The Primary Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not insured against terrorist or other similar acts. The Master Servicer or the Special Servicer shall make all determinations with respect to terrorism insurance matters required to be made under Section 3.07 of the Pooling and Servicing Agreement, and the Primary Servicer shall reasonably cooperate with the Master Servicer in connection therewith. If the Primary Servicer is not the Special Servicer, after receipt of notice from the Special Servicer of any determination by the Special Servicer that a default is an Acceptable Insurance Default, the Master Servicer shall promptly notify the Primary Servicer of such determination. With respect to all reports delivered to the Master Servicer under this Section 3.01(c)(11), such reports shall be electronically delivered to C3PO@Trimont.com (or such other address or addresses as the Master Servicer may communicate in writing to the Primary Servicer).

(12)            Section 3.07(b). References to the Collection Account shall be references to the Primary Servicer Collection Account.

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(13)            Section 3.07(c). The Primary Servicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer’s reasonable request a certificate of insurance or other evidence of such fidelity bond and errors and omissions insurance (or self-insurance). The Primary Servicer shall promptly notify or cause its insurer to notify the Master Servicer of any material change to such fidelity bond or errors and omissions insurance (or self-insurance).

(14)       Section 3.08. (A) During any period when the Primary Servicer is not the Special Servicer, notwithstanding anything herein to the contrary, the Primary Servicer will not permit or consent to any assumption, transfer or other action contemplated by Section 3.08 of the Pooling and Servicing Agreement unless the Primary Servicer has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the Special Servicer have mutually agreed that the Master Servicer shall process such request pursuant to Section 3.08 and Section 3.33 of the Pooling and Servicing Agreement. Following such confirmation, the Primary Servicer will not permit or consent to any assumption, transfer or other action contemplated by Section 3.08 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.08 and Section 3.33 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer in connection with obtaining any necessary approval or consent from the Special Servicer. If the Primary Servicer is to process any such assumption, transfer or other action and the Master Servicer consents to such transaction, the Primary Servicer shall process, document and close such transaction. The Primary Servicer shall promptly provide copies of any waivers it effects pursuant to this Section to the Master Servicer and the Master Servicer will provide notice or copies to the 17g-5 Information Provider and Rating Agencies to the extent required by the Pooling and Servicing Agreement.

(B) Notwithstanding the foregoing, during any such time the Primary Servicer is the Special Servicer, and subject to Section 3.01(d) of this Agreement, the Primary Servicer shall perform the obligations of the Master Servicer under such Section 3.08 and Section 3.33 of the Pooling and Servicing Agreement (including dealing directly with, and obtaining the consent of, the Special Servicer on matters for which the Pooling and Servicing Agreement requires the Master Servicer to deal with, or obtain the consent of, the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in Section 3.08 and Section 3.33 of the Pooling and Servicing Agreement and Section 3.01(d) of this Agreement; provided, however, that the Primary Servicer shall copy the Master Servicer on all correspondence to the Special Servicer and the Mortgagor regarding such matters and the Primary Servicer shall prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and shall forward such package to the Master Servicer. The Master Servicer (not the Primary Servicer) will deal with the Rating Agencies to the extent required by Section 3.08 of the Pooling and Servicing Agreement. The Primary Servicer shall promptly provide copies of any waivers, approvals, assumptions, transfers or other actions contemplated by Section 3.08 of the Pooling and Servicing Agreement it effects pursuant to this Section to the Master Servicer and the Master Servicer will provide notice or copies to the 17g-5 Information Provider and Rating Agencies to the extent required by the Pooling and Servicing Agreement.

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(15)         [Reserved].

(16)         Section 3.09. References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.09 (other than Section 3.09(f)) of the Pooling and Servicing Agreement; provided, however, with respect to any Serviced Whole Loan, the Primary Servicer shall promptly provide written notice to the related Serviced Companion Noteholder upon the occurrence of any Serviced Whole Loan event of default. On the last Business Day of each month, the Primary Servicer shall provide to the Master Servicer a CREFC® Delinquent Loan Status Report, provided that the information set forth in such report shall be as of the close of business on the Business Day immediately preceding the delivery of such report. Notwithstanding the foregoing, no CREFC® Delinquent Loan Status Report shall be required under this Section 3.01(c)(16) in any month in which the Periodic Payments for the Mortgage Loans have been collected as of the related Determination Date.

(17)         Section 3.10. The references to the Collection Account in Section 3.10 of the Pooling and Servicing Agreement shall be references to the Primary Servicer Collection Account. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Primary Servicer Collection Account.

(18)         Section 3.11(a). References to the Servicing Fee shall be references to the Primary Servicing Fee and references to the Servicing Fee Rate shall be references to the Primary Servicing Fee Rate. The second paragraph of Section 3.11(a) of the Pooling and Servicing Agreement is not incorporated herein. In addition, the Primary Servicer shall be entitled to receive, as additional servicing compensation, to the extent the Master Servicer is entitled to such amounts under the Pooling and Servicing Agreement, (i) all investment income earned on amounts on deposit in the Primary Servicer Collection Account, the Primary Servicer Companion Distribution Account and certain Servicing Accounts (to the extent consistent with the related Mortgage Loan documents), (ii) 100% of any amounts collected by the Primary Servicer for checks returned for insufficient funds, demand fees or similar items with respect to the Mortgage Loans and the Serviced Companion Loans to the extent the Master Servicer is entitled to such items under Section 3.11(a) of the Pooling and Servicing Agreement, (iii) 50% of that portion of any Excess Modification Fees, review fees, consent fees, and similar fees to which the Master Servicer is entitled under Section 3.11(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Serviced Companion Loans whether or not performed by the Primary Servicer, (iv) 50% of that portion of any assumption fees, waiver fees, consent fees, defeasance fees and assumption application fees (or similar fees) to which the Master Servicer is entitled under Section 3.11(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Serviced Companion Loans whether or not performed by the Primary Servicer, (v) 100% of that portion of any beneficiary statement or demand and other customary charges and amounts collected by the Primary Servicer for checks returned for insufficient funds and reasonable review fees in connection with any Mortgagor request to the extent such review fees are not prohibited under the related Mortgage Loan documents to which the Master Servicer is entitled under Section 3.11(a) of the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Serviced Companion Loans, (vi) 50% of Prepayment Interest Excesses relating to the Mortgage Loans and Servicing Companion Loans to which the Master Servicer is entitled under the Pooling and

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Servicing Agreement, and (vii) 100% of that portion of any Penalty Charges relating to late payment charges and 50% of that portion of any Penalty Charges relating to Default Interest, in each case, paid in respect to any delinquent Mortgage Loans or Serviced Companion Loans to which the Master Servicer is entitled under Section 3.11(a) of the Pooling and Servicing Agreement (other than as required under the Pooling and Servicing Agreement to cover payment of interest on Advances or other reimbursement of additional trust fund expenses). The Primary Servicer shall not be entitled to any Compensating Interest Payments, or other amounts not specifically addressed above in this Section 3.01(c)(18).

(19)                 Section 3.12(a). The Primary Servicer shall prepare and use reasonable efforts to deliver to the Master Servicer within thirty (30) days of completion of any inspection a copy of all inspection reports prepared by or on behalf of the Primary Servicer. The Primary Servicer may engage a third party at its cost to perform property inspections and prepare property inspection reports without first obtaining the consent of the Master Servicer; provided, however, that the Primary Servicer shall remain obligated and primarily liable to the Master Servicer for satisfactory completion of the inspections and reports as required by this Agreement. If any inspection report identifies a “life safety” or other material deferred maintenance item existing with respect to the related Mortgaged Property, the Primary Servicer (x) shall promptly send to the related Mortgagor a letter identifying such deferred maintenance item and instructing such Mortgagor to correct such deferred maintenance item and (y) shall follow up with such Mortgagor in writing and at such frequency as is in accordance with the Servicing Standard to confirm that such deferred maintenance item is being corrected. The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that gives rise to enforcement rights with respect to the manager under the related Mortgage Loan documents and management agreement. With respect to all reports delivered to the Master Servicer under this Section 3.01(c)(19), such reports shall be electronically delivered in a fashion reasonably agreed to by the Master Servicer and Primary Servicer.

(20)                 [Reserved].

(21)                 Sections 3.12(b), (d) and (g). The Primary Servicer shall electronically deliver to the Master Servicer in Microsoft Excel format (i) a copy of all operating statements, rent rolls, income statements, budgets and financial statements collected by the Primary Servicer promptly (but in no event later than thirty (30) days after the related receipt thereof) and (ii) the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet with respect to the Mortgage Loans as required by Section 3.12(b) of the Pooling and Servicing Agreement at least five (5) Business Days before the Master Servicer must deliver or make available such items under the Pooling and Servicing Agreement. The Primary Servicer shall deliver to the Master Servicer, no later than 5:00 p.m., New York City time on the Primary Servicer Reporting Date, by electronic transmission in the format mutually agreed upon by the Master Servicer and the Primary Servicer, the reports, statements and files required by Section 3.12(d) of the Pooling and Servicing Agreement. The Primary Servicer, in connection with the reports that it prepares in connection with Sections 3.13(b) and (d) of the Pooling and Servicing Agreement, will afford the Master Servicer reasonable cooperation by providing such information as the Master Servicer may reasonably request in connection with the Master Servicer’s responsibilities in Sections 3.13(b) and (d) of the Pooling and Servicing Agreement.

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The Primary Servicer shall deliver to the Master Servicer, no later than 5:00 p.m. New York City time on the Primary Servicer Reporting Date, by electronic transmission in the format reasonably acceptable to the Master Servicer and the Primary Servicer, the CREFC® Loan Periodic Update File, providing the required information as of such Determination Date. The Primary Servicer shall deliver to the Master Servicer by electronic transmission (in a format reasonably acceptable to the Master Servicer and the Primary Servicer) (a) not later than 5:00 p.m. New York City time on the first Business Day following each Determination Date, the Collection Report (the information therein to be stated as of the Determination Date) in the form of Exhibit G and (b) within thirty (30) days after the end of each calendar quarter, beginning with the quarter ending on September 30, 2026, the certification on the Mortgage Loans and the Serviced Companion Loans, including without limitation information regarding UCC Financing Statements, taxes, insurance premiums and ground rents, required by and in the form of Exhibit E attached hereto. The Primary Servicer shall deliver to the Master Servicer no later than 5:00 p.m. New York City time on the second Business Day of each month by electronic transmission in a format reasonably acceptable to the Master Servicer and the Primary Servicer, a remittance report containing scheduled balance information for the Mortgage Loans and the Serviced Companion Loans reflecting the scheduled Periodic Payment for such month in the form of Exhibit G attached hereto. In addition, on each day that the Primary Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(8) of this Agreement and on each day that the Primary Servicer forwards to any Serviced Companion Noteholder any funds pursuant to Section 3.01(c)(36) of this Agreement, the Primary Servicer shall deliver to the Master Servicer by electronic transmission in a format reasonably acceptable to the Master Servicer and the Primary Servicer, a report of the nature of such remittance in the form of Exhibit G attached hereto. The Primary Servicer shall also prepare and deliver to the Master Servicer not later than 5:00 p.m. New York City time on the Primary Servicer Reporting Date, a certification in the form of Exhibit I attached hereto. With respect to all reports delivered to the Master Servicer under this Section 3.01(c)(21), such reports shall be electronically delivered to C3PO@Trimont.com (or such other address or addresses as the Master Servicer may communicate in writing to the Primary Servicer).

Section 3.12(e) is not incorporated herein. The Primary Servicer shall not prepare and/or provide any CREFC® Schedule AL File or any Schedule AL Additional File; provided, however, the Primary Servicer shall (i) promptly provide to the Master Servicer any documentation relating to the Mortgage Loans in the Primary Servicer’s possession reasonably requested by the Master Servicer in connection with the Master Servicer's preparation and compilation of any CREFC® Schedule AL File or any Schedule AL Additional File and (ii) cooperate with the Master Servicer in connection with the Master Servicer's preparation and compilation of any CREFC® Schedule AL File or any Schedule AL Additional File relating to the Mortgage Loans. With respect to all reports delivered to the Master Servicer under this Section 3.01(c)(21), such reports shall be electronically delivered in a fashion reasonably agreed to by the Master Servicer and Primary Servicer.

(22)                  Section 3.13. The Primary Servicer shall also be subject to Section 3.01(c)(30) of this Agreement. Notwithstanding anything to the contrary herein, none of the restrictions in Section 3.13 of the Pooling and Servicing Agreement or Section 3.01(c)(30) of this Agreement shall prohibit or restrict oral or written communications, or providing information, between the

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Primary Servicer, on the one hand, and a Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s or NRSRO’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Primary Servicer’s servicing operations in general; provided, however, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to a Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Mortgagor, property or deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website; or (z) the Rating Agency confirms that it does not intend to use such information in undertaking credit rating surveillance with respect to the Certificates (and the Primary Servicer shall, upon request, certify to the Depositor and the Master Servicer that it received the confirmation described in this clause (z) or provide the Depositor and Master Servicer with a copy of such confirmation from the applicable Rating Agency); provided, that the Rating Agencies may use information delivered under this clause (z) for any purpose to the extent it is publicly available (unless the availability results from a breach of the Pooling and Servicing Agreement or this Agreement) or comprised of information collected by the applicable Rating Agency from the 17g-5 Information Provider’s Website (or another 17g-5 information provider’s website that they have access to) other than pursuant to Section 3.13(i) of the Pooling and Servicing Agreement.

(23)                 Sections 3.17(a), (b) and (e). On each Primary Servicer Remittance Date, the Primary Servicer shall deposit into (a) the Primary Servicer Collection Account as part of the Primary Servicer Remittance Amount, the amount of the Prepayment Interest Shortfall Exposure (as defined below) without any right of reimbursement thereof, but only to the extent resulting from Principal Prepayments on the Mortgage Loans, and (b) into the Primary Servicer Companion Distribution Account, the amount of the Prepayment Interest Shortfall Exposure without any right of reimbursement thereof, but only to the extent resulting from Principal Prepayments on the Serviced Companion Loans, and, in the case of either (a) or (b), to the extent that Compensating Interest is applicable to Primary Servicer under Section 3.17(a), of the Pooling and Servicing Agreement and the definition of “Compensating Interest Payments” of the Pooling and Servicing Agreement. Notwithstanding anything to the contrary herein if the Primary Servicer permits or accepts (unless otherwise permitted under the Mortgage Loan documents or the Pooling and Servicing Agreement) a Prepayment or approves or allows a modification of a Mortgage Loan to permit a Principal Prepayment of a Mortgage Loan on a date other than its Due Date and if and to the extent the Master Servicer is required to pay any resulting Compensating Interest Payment applicable to the Primary Servicer under the Pooling and Servicing Agreement related to the Mortgage Loan following and as a result of such action by the Primary Servicer, the Primary Servicer shall remit to the Master Servicer, the amount as of any Distribution Date equal to the lesser of (x) the amount of the related Prepayment Interest Shortfall incurred in connection with the Principal Prepayment received in respect of the Mortgage Loan and any related Serviced Pari Passu Companion Loans (in each case other than any Specially Serviced Loan or any Mortgage Loans or related Serviced Pari Passu Companion Loans on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) and (y) (A) the Primary Servicing Fee with respect to that Mortgage Loan, the related Serviced Pari Passu Companion Loans and REO Loan for which Primary Servicing Fees are being paid for such Collection Period, calculated at a

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rate of 0.00125% per annum, and (B) to the extent earned on voluntary principal prepayments, net investment earnings payable to the Primary Servicer for such Collection Period received by the Primary Servicer during such Collection Period with respect to any Mortgage Loan or the related Serviced Pari Passu Companion Loans, as applicable, subject to such prepayment (the “Prepayment Interest Shortfall Exposure”). In no event will the rights of the Master Servicer, the Certificateholders, or the VRR Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative. However, if a Prepayment Interest Shortfall occurs with respect to any Mortgage Loan or related Serviced Pari Passu Companion Loans as a result of the Primary Servicer’s allowing the related Mortgagor to deviate (a “Prohibited Prepayment”) (other than (V) a Non-Serviced Mortgage Loan, (W) subsequent to a default under the related Mortgage Loan documents or if such Mortgage Loan is a Specially Serviced Loan, (X) pursuant to applicable law or a court order or otherwise in such circumstances where the Primary Servicer is required to accept such Principal Prepayment in accordance with the Servicing Standard, (Y) at the request or with the consent of the Special Servicer or, so long as no Control Termination Event has occurred and is continuing, and only with respect to Mortgage Loans other than Excluded Loans, the Directing Certificateholder or (Z) in connection with the payment of any Insurance and Condemnation Proceeds), then for purposes of calculating the Prepayment Interest Shortfall Exposure for the related Distribution Date, the Primary Servicer shall pay, without regard to clause (y) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Pari Passu Companion Loans, otherwise described in clause (x) above in connection with such Prohibited Prepayments. The Primary Servicer shall provide any reports and notices required under Section 3.17(b) of the Pooling and Servicing Agreement to the Serviced Companion Noteholders and shall copy the Master Servicer electronically in a manner reasonably agreed to by the Master Servicer and Primary Servicer.

(24)         Section 3.18. (A) During any period when the Primary Servicer is not the Special Servicer, notwithstanding anything herein to the contrary, the Primary Servicer will not permit or consent to any modification, extension, waiver, consent or other action contemplated by Section 3.18 of the Pooling and Servicing Agreement unless the Primary Servicer has confirmed with the Master Servicer that the Master Servicer is either obligated to process or has mutually agreed with the Special Servicer to process such transaction pursuant to Section 3.18 of the Pooling and Servicing Agreement. Following such confirmation, the Primary Servicer will not permit or consent to any modification, extension, waiver, consent or other action contemplated by Section 3.18 of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such proposed action, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.18 of the Pooling and Servicing Agreement. The Master Servicer, not the Primary Servicer, will deal directly with the Special Servicer, other parties to the Pooling and Servicing Agreement, any Risk Retention Consultation Parties (if applicable), and any Directing Certificateholder in connection with obtaining any necessary approval, consultation or consent from the respective party; however, when processing loan-related events delegated to it through this Agreement, the Primary Servicer may consult with the Special Servicer as needed, provided that it copies the Master Servicer on all related correspondence to the Special Servicer and includes a representative of the Master Servicer on all related calls with the Special Servicer and otherwise keeps the Master Servicer fully informed as to the results of such consultations. When forwarding a request for the approval of any lease or

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renewal or extension thereof, the Primary Servicer shall forward to the Master Servicer the information concerning such lease required by, and in the form of, Exhibit H attached hereto. The Primary Servicer will not permit any Principal Prepayment or defeasance with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer. The Primary Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement (with respect to each Principal Prepayment request) setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer.

(B)        Notwithstanding the foregoing, during any such time the Primary Servicer is the Special Servicer, and subject to Section 3.01(d) of this Agreement, the Primary Servicer shall perform the obligations of the Master Servicer under such Section 3.18 of the Pooling and Servicing Agreement (including dealing directly with, and obtaining the consent of, the Special Servicer on matters for which the Pooling and Servicing Agreement requires the Master Servicer to deal with, or obtain the consent of, the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in Section 3.18 of the Pooling and Servicing Agreement and Section 3.01(d) of this Agreement; provided, however, that the Primary Servicer shall copy the Master Servicer on all correspondence to the Special Servicer and the Mortgagor regarding such matters and the Primary Servicer shall prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and shall forward such package to the Master Servicer. The Master Servicer (not the Primary Servicer) will deal with the 17g-5 Information Provider and Rating Agencies to the extent required by Section 3.18 of the Pooling and Servicing Agreement. Notwithstanding the foregoing, with respect to any modification, extension, waiver, consent or other action contemplated by Section 3.18 of the Pooling and Servicing Agreement for which the Pooling and Servicing Agreement does not require the Master Servicer to obtain the consent or approval of the Special Servicer, the Primary Servicer shall not permit or consent to any such modification, extension, waiver, consent or other action without the prior written consent of the Master Servicer. With respect to any such proposed action requiring the consent of the Master Servicer, the Primary Servicer shall perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer under Section 3.18 of the Pooling and Servicing Agreement and, if the Master Servicer consents to any such modification, extension, waiver, consent or other action, the Primary Servicer shall close such transaction. The Primary Servicer will not permit any Principal Prepayment or defeasance with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer. The Primary Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement setting forth the amount of the necessary Principal Prepayment calculated by the Primary Servicer.

(25)                Section 3.19(a). The Primary Servicer shall promptly notify the Master Servicer of any event or circumstance that the Primary Servicer deems will or would cause any Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan. The determination as to whether a Mortgage Loan or Serviced Companion Loan has become a Specially Serviced Loan shall be made by the Master Servicer and the Master Servicer shall promptly notify the Primary Servicer of any such determination. Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Loan has become a Corrected Loan, the Master Servicer shall promptly give the Primary Servicer notice thereof and the obligation of the Primary Servicer to

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service and administer such Mortgage Loan and, if applicable, the Serviced Companion Loans shall resume.

(26)               Section 3.19(c) is not incorporated herein. The Primary Servicer shall continue to process payments and maintain ongoing payment records with respect to each Mortgage Loan and Serviced Companion Loan that becomes a Specially Serviced Loan or an REO Property and shall timely provide the Master Servicer and the Special Servicer with any information required by either to perform their respective duties under the Pooling and Servicing Agreement. Pursuant to Section 3.01(c)(18) of this Agreement, the Primary Servicer shall be entitled to receive the Primary Servicing Fee for so long as the Master Servicer receives its Servicing Fee, with respect to each Specially Serviced Loan.

(27)                Section 3.20. References to the Master Servicer shall not be deemed to be references to the Primary Servicer for purposes of Section 3.20 of the Pooling and Servicing Agreement. Each provision of Section 3.20 of the Pooling and Servicing Agreement shall be enforceable against the Primary Servicer in accordance with the terms thereof. The Primary Servicer may not enter into Sub-Servicing Agreements in connection with the Mortgage Loans or the Serviced Companion Loans, but the Primary Servicer may delegate its duties to agents or Subcontractors so long as the related agreements or arrangements with such agents or Subcontractors are consistent with the provisions of Section 3.20 of the Pooling and Servicing Agreement. The Primary Servicer shall not take any action that the Master Servicer would be prohibited from taking under the Pooling and Servicing Agreement. The Primary Servicer may not foreclose any Mortgage or, except as permitted by Section 3.01(c)(14) or (24) of this Agreement, grant any modification, extension, waiver or amendment to any Mortgage Loan or Serviced Companion Loan.

This Agreement will be assumed by the Trustee if the Trustee has assumed the duties of the Master Servicer or by a successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement. Notwithstanding the foregoing or any other contrary provision in the Pooling and Servicing Agreement, any successor Master Servicer (including, without limitation, the Trustee) shall assume this Agreement and (i) the Primary Servicer’s rights and obligations under this Agreement shall expressly survive a termination of the Master Servicer’s servicing rights under the Pooling and Servicing Agreement; provided that this Agreement has not been terminated in accordance with its provisions; (ii) any successor Master Servicer (including, without limitation, the Trustee) shall be deemed to automatically assume and agree to the this Agreement without further action upon becoming the successor Master Servicer and (iii) the Pooling and Servicing Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Primary Servicer hereunder and/or under this Agreement, without the prior written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

(28)                [Reserved].

(29)               Section 3.24. The Primary Servicer shall provide any reports and notices required under Section 3.24 of the Pooling and Servicing Agreement to the Serviced Companion

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Noteholders and shall copy the Master Servicer on any such reports or notices delivered to the Serviced Companion Noteholders. The Master Servicer, not the Primary Servicer, will deal directly with the Serviced Companion Noteholders in connection with consulting with or obtaining any necessary approval or consent from the Serviced Companion Noteholders; provided, however, that the Primary Servicer will reasonably cooperate with the Master Servicer in such consultation or obtaining such consent and shall provide to the Master Servicer information in the possession of the Primary Servicer reasonably requested by the Master Servicer to fulfill its obligations under Sections 3.24(a) and (d) of the Pooling and Servicing Agreement. With respect to all reports delivered to the Master Servicer under this Section 3.01(c)(29), such reports shall be electronically delivered in a fashion reasonably agreed to by the Master Servicer and Primary Servicer.

(30)               Section 3.25 is not incorporated herein. Subject to the last paragraph of this Section 3.01(c)(30), notwithstanding any provision herein to the contrary, the Primary Servicer shall not deliver any information to the 17g-5 Information Provider or make any request to a Rating Agency for a Rating Agency Confirmation; all such requests shall be made by, and as determined necessary by, the Master Servicer. Subject to Section 3.01(c)(22) of this Agreement, the Primary Servicer shall not communicate (orally or in writing) with any Rating Agency regarding any of the Mortgage Loan documents, the Serviced Companion Loan documents or any matter related to the Mortgage Loans or the Serviced Companion Loans, the related Mortgaged Properties, the related Mortgagors or any other matters in connection with the Certificates or pursuant to this Agreement or the Pooling and Servicing Agreement. Subject to Section 3.01(c)(22) of this Agreement, the Primary Servicer agrees to comply (and to cause each and every subcontractor, vendor or agent for the Primary Servicer and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 3.01(c)(30) and the Pooling and Servicing Agreement and shall not deliver to any Rating Agency any report, notice, statement, request for Rating Agency Confirmation or other information the communication of which to the Rating Agencies is restricted by the Pooling and Servicing Agreement.

Subject to Section 3.01(c)(22) of this Agreement, all information described in the immediately preceding paragraph will be provided by, and all such communications, responses and requests described in the immediately preceding paragraph will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding the Serviced Whole Loan or the primary servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations. Notwithstanding the foregoing restrictions in this Section 3.01(c)(30), the Primary Servicer may request that a Rating Agency provide a Rating Agency Confirmation with respect to accounts held at the Primary Servicer or an Affiliate of the Primary Servicer which Rating Agency Confirmation is required in order for an account held at the Primary Servicer or an Affiliate of the Primary Servicer to constitute an Eligible Account as contemplated by the definition of “Eligible Account” in the Pooling and Servicing Agreement; provided, however, that the Primary Servicer complies with the following requirements: (a) any such Rating Agency Confirmation request shall be in writing, with a cover letter indicating the nature of the request and shall include all information

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the Primary Servicer believes is reasonably necessary for the Rating Agency to make its decision; (b) the Primary Servicer shall provide such Rating Agency Confirmation request to the Master Servicer by email, who shall promptly provide such Rating Agency Confirmation request to the 17g-5 Information Provider (with a copy to the Primary Servicer); (c) the Primary Servicer may send such Rating Agency Confirmation request to the Rating Agency (with a copy to the Master Servicer) so long as such request (i) was previously provided to the 17g-5 Information Provider or (ii) is simultaneously provided to the 17g-5 Information Provider; (d) to the extent that the Rating Agency makes an inquiry or initiates communications with the Primary Servicer regarding such Rating Agency Confirmation request, the Primary Servicer shall notify the Master Servicer of such inquiry or communication, and all responses to such inquiries or communications from the Rating Agency shall be made in writing by the Primary Servicer and shall be provided to the Master Servicer, who shall provide such response to the 17g-5 Information Provider (with a copy to the Primary Servicer); and (e) the Primary Servicer may send such response to the Rating Agency (with a copy to the Master Servicer) so long as such request (i) was previously provided to the 17g-5 Information Provider or (ii) is simultaneously provided to the 17g-5 Information Provider. Such Rating Agency Confirmations shall be deemed satisfied if the Primary Servicer seeking such Rating Agency Confirmation satisfies the requirements of Section 3.25(a) of the Pooling and Servicing Agreement.

(31)               Sections 3.27 and 3.28. The Primary Servicer shall perform, on behalf of the Master Servicer, all of the obligations, as incorporated in this Agreement, of the Companion Paying Agent with respect to the Serviced Companion Loans.

(32)               Sections 3.29(c), (f), (g), (h), and (i) . The Primary Servicer shall provide all reasonable cooperation to enable the Master Servicer to fulfill its obligations under Sections 3.29(c), (f), (g), (h) and (i) of the Pooling and Servicing Agreement with respect to the Serviced Companion Loans. The Primary Servicer shall provide any reports and notices that it prepares or are in its possession as required under Section 3.29(i) of the Pooling and Servicing Agreement to the Serviced Companion Noteholders and shall copy the Master Servicer electronically in a manner reasonably agreed to by the Master Servicer and Primary Servicer.

(33)              Reserved.

(34)               Section 3.32 is not incorporated herein. The Primary Servicer shall not initiate or become involved in any claim, counterclaim or litigation that falls within the scope of litigation described in Section 3.32 of the Pooling and Servicing Agreement. The Primary Servicer shall promptly, but in any event no later than five (5) Business Days of the Primary Servicer receiving service of any such litigation, provide written notice thereof to the Master Servicer. For the avoidance of doubt, the Primary Servicer shall retain the right to make determinations relating to claims or counterclaims against or on behalf of the Primary Servicer.

(35)               Section 3.33.

(36)               Section 4.01(o) is not incorporated herein. The Primary Servicer shall make withdrawals and payments from the Primary Servicer Companion Distribution Account in the following order of priority:

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(i)                                                 to pay to the Primary Servicer, any amounts deposited by the Primary Servicer in the Primary Servicer Companion Distribution Account not required to be deposited therein;

(ii)                                              to pay to the Master Servicer, two (2) Business Days before the related Serviced Whole Loan Remittance Date, to the extent permitted under the related Intercreditor Agreement and not otherwise previously reimbursed, any amounts payable or reimbursable to the Trustee or the Certificate Administrator or any of their directors, officers, employees and agents, as the case may be, pursuant to Section 8.05 of the Pooling and Servicing Agreement, to the extent any such amounts relate solely to the Serviced Whole Loan related to the Serviced Companion Loans, and such amounts are to be paid by the related Serviced Companion Noteholder pursuant to the related Intercreditor Agreement;

(iii)                                        to pay, on the related Serviced Whole Loan Remittance Date, all amounts remaining in the Primary Servicer Companion Distribution Account related to the Serviced Companion Loans to the related Serviced Companion Noteholder, in accordance with the related Intercreditor Agreement; and

(iv)                                        to clear and terminate the Primary Servicer Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement.

The Primary Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis, reflecting amounts allocable to the Serviced Companion Loans, and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from the Primary Servicer Companion Distribution Account. Upon reasonable written request, the Primary Servicer shall provide to the Master Servicer such records.

Any Late Collections received by the Primary Servicer from the related Mortgagor that are allocable to a Serviced Companion Loan (or, if such Serviced Companion Loan has been securitized, reimbursable to the Other Master Servicer or Other Trustee under the related Other PSA) shall be remitted by the Primary Servicer to the holder thereof (or such Other Master Servicer or Other Trustee) within one (1) Business Day of receipt of properly identified and available funds; provided, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Primary Servicer shall use commercially reasonable efforts to remit such Late Collections to such party within one (1) Business Day of receipt of properly identified and available funds but, in any event, the Primary Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified and available funds.

(37)              [Reserved].

(38)               Section 4.03 is not incorporated herein. The Primary Servicer shall not be permitted to make P&I Advances.

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(39)              Sections 6.01(a) and (e). Section 6.01(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Primary Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Primary Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.”

(40)              Sections 11.01, 11.02, 11.03, 11.04, 11.05, 11.06, 11.07, 11.09, 11.10, 11.11, 11.12 and 11.15. The Primary Servicer shall cooperate fully with the Master Servicer and deliver to the Master Servicer any and all statements, reports, certifications, records and any other information in its possession and necessary in the reasonable good faith determination of the Master Servicer, the Certificate Administrator, the Trustee or the Depositor of any Other Depositor or Other Trustee of any Other Securitization that includes a Serviced Companion Loan to permit the Depositor or Other Depositor, as applicable, to comply with the provisions of Regulation AB and the Master Servicer to comply with its obligations under Article XI of the Pooling and Servicing Agreement, together with such disclosures relating to the Primary Servicer, or the servicing of the Mortgage Loans (and related Serviced Companion Loans), reasonably believed by the Depositor, the related Other Depositor, the Certificate Administrator or the Master Servicer to be necessary in order to effect such compliance. For purposes of this Section 3.01(c)(40) of this Agreement, references to the Trustee, the Certificate Administrator, the Depositor, the Other Depositor, the Other Trustee or the Other Certificate Administrator in Article XI of the Pooling and Servicing Agreement shall not be deemed to be references to the Master Servicer but shall remain references to the Trustee, the Certificate Administrator, the Depositor, the Other Depositor, the Other Trustee or the Other Certificate Administrator, as applicable; provided that the Primary Servicer shall copy the Master Servicer on any notice, certificate or information provided to the Trustee, the Certificate Administrator, the Depositor, the Other Depositor, the Other Trustee or the Other Certificate Administrator pursuant to this Section 3.01(c)(40) of this Agreement.

With respect to any period that the Primary Servicer is a Servicing Function Participant or a servicer as contemplated by Item 1108(a)(2) of Regulation AB, the Primary Servicer shall perform all obligations under Section 11.02 of the Pooling and Servicing Agreement applicable to a servicer as contemplated by Item 1108(a)(2) of Regulation AB (including, without limitation, any obligation or duty the Master Servicer is required under Section 11.02 of the Pooling and Servicing Agreement to cause (or use commercially reasonable efforts to cause) a Servicing Function Participant or such a servicer as contemplated by Item 1108(a)(2) of Regulation AB to perform).

Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor, the Certificate Administrator, each Other Depositor and each Other Certificate Administrator (to the extent the notice and/or information relates to a Serviced Companion Loan or a party that services, specially services or is trustee or custodian for a Serviced Companion Loan)) within the time provided in Section 11.04 of the Pooling and Servicing Agreement. With respect to the Mortgage Loans, the Primary Servicer shall reasonably cooperate with the Master Servicer and the Depositor pursuant to Section 11.04(d) of the Pooling and Servicing Agreement with respect to any CREFC® Schedule AL File.

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Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer (and, if the Primary Servicer is an Additional Servicer or a Servicing Function Participant, also to the Depositor, the Certificate Administrator, each Other Depositor and each Other Certificate Administrator (to the extent the notice and/or information relates to a Serviced Companion Loan or a party that services, specially services or is trustee or custodian for a Serviced Companion Loan)) on or before the fifth (5th) Business Day preceding March 1st of each year, commencing February 22, 2027.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer) shall provide a Performance Certification described in Section 11.06 of the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, in addition to the Certification Parties, can reasonably rely) to the Master Servicer on or before the fifth (5th) Business Day preceding March 1st of each year, commencing February 22, 2027. If the Primary Servicer is a Servicing Function Participant, such Performance Certification shall also be provided to each affected Certifying Person by the time required by the Pooling and Servicing Agreement, and if the Primary Servicer is not a Servicing Function Participant, such Performance Certification shall be delivered only to the Master Servicer. In addition, the Primary Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in complying with Section 11.06 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 11.06 of the Pooling and Servicing Agreement.

Any Form 8-K Disclosure Information and related Additional Disclosure Notification required to be delivered by the Primary Servicer shall be delivered to the Master Servicer, the Depositor, the Certificate Administrator, each Other Depositor and each Other Certificate Administrator (to the extent the notice and/or information relates to a Serviced Companion Loan or a party that services, specially services or is trustee or custodian for a Serviced Companion Loan) within the time provided in Section 11.07 of the Pooling and Servicing Agreement.

The Primary Servicer (without regard to whether the Primary Servicer is an Additional Servicer or Servicing Function Participant) shall deliver its Officer’s Certificate required by Section 11.09 of the Pooling and Servicing Agreement to the Master Servicer on or before the fifth (5th) Business Day preceding March 1st of each year, commencing February 22, 2027. If the Primary Servicer is an Additional Servicer or Servicing Function Participant, the Primary Servicer shall also deliver such Officer’s Certificate to the Certificate Administrator, the Trustee, Depositor, the 17g-5 Information Provider, each Other Depositor and each Other Certificate Administrator (to the extent such item and/or information relates to a party that services, specially services or is trustee or custodian for a Serviced Companion Loan) within the time provided in Section 11.09 of the Pooling and Servicing Agreement, and if the Primary Servicer is not an Additional Servicer or Servicing Function Participant, such Officer’s Certificate shall be delivered only to the Master Servicer.

The Primary Servicer (without regard to whether the Primary Servicer is a Servicing

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Function Participant, a Reporting Servicer or Additional Servicer) shall deliver the items required under Sections 11.10 and 11.11 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with Relevant Servicing Criteria” and “accountants’ report”) to the Master Servicer on or before the fifth (5th) Business Day preceding March 1st of each year, commencing February 22, 2027. If the Primary Servicer is a Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall also be delivered to the Certificate Administrator, the Trustee, Depositor, the 17g-5 Information Provider, each Other Depositor and each Other Certificate Administrator (to the extent such item and/or information relates to a party that services, specially services or is trustee or custodian for a Serviced Companion Loan) within the time provided in Sections 11.10 and 11.11 of the Pooling and Servicing Agreement, and if the Primary Servicer is not an Servicing Function Participant, a Reporting Servicer or Additional Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall be delivered only to the Master Servicer.

Section 11.12 of the Pooling and Servicing Agreement shall be incorporated herein and apply to the Primary Servicer for so long as the Primary Servicer is a Servicing Function Participant or an Additional Servicer to the same extent such section applies to the Master Servicer. The Primary Servicer shall indemnify and hold harmless the Master Servicer, each Certification Party and any director, officer, representative, agent, member, manager, employee or Affiliate of the Master Servicer or any Certification Party, from and against any expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of subsections (i)-(iii) in the first paragraph of Section 11.12 of the Pooling and Servicing Agreement. To the extent the Primary Servicer is an Affected Reporting Party, the Primary Servicer shall comply with the requirements set forth in Section 11.12 of the Pooling and Servicing Agreement and incorporated herein by reference, including, but not limited to, obtaining the consent of the Depositor, any Other Depositor and the Master Servicer (in each case, which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission or its staff and negotiate a response and/or resolution with the Commission or its staff and copying the Master Servicer on all material communications with the Commission or its staff. All reasonable out-of-pocket costs and expenses incurred by the Depositor, any Other Depositor and the Master Servicer (including reasonable legal fees and expenses of outside counsel to the Depositor, any Other Depositor and the Master Servicer) in connection with the foregoing and any amendments to any reports filed with the Commission or its staff therewith shall be promptly paid by the Primary Servicer upon receipt of an itemized invoice from the Depositor, any Other Depositor and/or the Master Servicer, as applicable. Upon resolution with the Commission, the Primary Servicer shall promptly provide, to each Other Depositor the appropriate revised reports, updated or revised information contained in any report filed by the Other Depositor under the Reporting Requirements, or any updated or revised material communications in connection with the response and/or resolution with the Commission or its staff, if and to the extent such reports, information and/or communications relate to information that was previously provided to the Other Depositor and would reasonably be expected to be contained in a report filed by the Other Depositor under the Reporting Requirements of an Other Pooling and Servicing Agreement.

The Primary Servicer shall cooperate with the Master Servicer and each other party listed

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in Section 11.15 of the Pooling and Servicing Agreement in accordance with Section 11.15 of the Pooling and Servicing Agreement. If a Serviced Companion Loan constitutes a Serviced Securitized Companion Loan, the Primary Servicer shall provide to the Master Servicer all information, reports, statements and certificates with respect to the Primary Servicer and such Serviced Companion Loan comparable to any information, reports, statements or certificates required to be provided by the Master Servicer pursuant to Section 11.15 of the Pooling and Servicing Agreement, even if the Primary Servicer is not otherwise required to provide such information, reports or certificates to any Person in order to comply with Regulation AB. Such information, reports or certificates shall be provided to the Master Servicer no later than two (2) Business Days prior to the date on which the Master Servicer is required to deliver its comparable information, reports, statements or certificates pursuant to Section 11.15 of the Pooling and Servicing Agreement.

Subject to other provisions of this Agreement restricting the right of the Primary Servicer to retain subservicers or subcontractors, the provisions of Article XI regarding retaining a “Sub-Servicer,” “Subcontractor,” “Additional Servicer” or “Servicing Function Participant” shall be applicable to any sub-servicer, subcontractor or agent hired by the Primary Servicer to perform any of its obligations hereunder and the Primary Servicer shall comply with such provisions.

The Primary Servicer shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees, claims, fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (a) a breach of its obligations to provide any of the annual compliance statements or annual assessment of compliance with the servicing criteria or attestation reports pursuant to this Agreement, (b) negligence, bad faith or willful misconduct on its part in the performance of its obligations, (c) any failure by it, as a Servicer (as defined in Section 11.02(b) of the Pooling and Servicing Agreement) to identify a Servicing Function Participant pursuant to Section 11.02(c) of the Pooling and Servicing Agreement, or (d) delivery of any Deficient Exchange Act Deliverable.

If the indemnification provided for in this Section 3.01(c)(40) is unavailable or insufficient to hold harmless any Certification Party, the Master Servicer, the Depositor or any employee, director or officer of the Depositor, then the Primary Servicer shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to this Section 3.01(c)(40).

(41)                  Sections 12.01(b)(i)-(ii). The Primary Servicer shall provide all reasonable cooperation (with respect to information regarding the Mortgage Loans in the Primary Servicer’s possession) to enable the Master Servicer to provide the information required pursuant to Sections 12.01(b)(i)-(ii) of the Pooling and Servicing Agreement.

(d)               For any such time the Primary Servicer is also the Special Servicer, Sections 3.01(c)(14)(B) and 3.01(c)(24)(B) of this Agreement shall apply; provided that in the event that the Primary Servicer, in the good faith and reasonable judgment of the Master Servicer, violates

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the Servicing Standard or otherwise commits a “Servicer Termination Event” under the Pooling and Servicing Agreement in connection with the granting or withholding of any approval under such sections (including, without limitation, any approvals set forth in Section 3.08 of the Pooling and Servicing Agreement, Section 3.18 of the Pooling and Servicing Agreement, Section 3.33 of the Pooling and Servicing Agreement and any approvals described in Section 3.01(c) of this Agreement), the Primary Servicer thereafter shall no longer be permitted to exercise the foregoing approval rights and shall thereafter be required to seek the approval of the Master Servicer, and Sections 3.01(c)(14)(A) and 3.01(c)(24)(A) of this Agreement shall apply. The Primary Servicer, in processing each of these transactions, shall apprise the Master Servicer from time to time of its actions. The Primary Servicer shall provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer’s duties under the Pooling and Servicing Agreement to oversee sub-servicers. Such cooperation shall include (without limitation) notifying the Master Servicer of any such transaction, and the Primary Servicer shall make itself available for teleconferences from time to time upon reasonable request of the Master Servicer in connection therewith. Immediately following the completion of each transaction, the Primary Servicer shall send the Master Servicer copies of all of the evaluation and approval documentation created in connection with such transaction.

Section	3.02 Merger or Consolidation of the Primary Servicer.

The Primary Servicer shall keep in full effect its existence, rights and franchises as a national banking association under the laws of the United States of America. The Primary Servicer shall continue to be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans and the Serviced Companion Loans are situated, if and to the extent required by applicable law, except where the failure to so comply would not adversely affect the Primary Servicer’s ability to perform its obligations in accordance with the terms of this Agreement.

Any Person into which the Primary Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to all or substantially all of the business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a business entity whose business includes the servicing of mortgage loans and shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated to the extent required by applicable law, (ii) must be listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Servicer, and (iii) shall have assumed in writing the obligations of the Primary Servicer under this Agreement. Notwithstanding the foregoing, the Primary Servicer may not remain the Primary Servicer under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent that (i) the Primary Servicer is the surviving entity of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or under the Pooling and Servicing Agreement or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld.

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Section	3.03 Limitation on Liability of the Primary Servicer and Others.

Neither the Primary Servicer nor any of the partners, directors, officers, shareholders, members, managers, employees or agents of the Primary Servicer shall be under any liability to the Master Servicer or the Serviced Companion Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer or any such person against any breach of representations or warranties made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed hereunder for a breach of the Servicing Standard) in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Primary Servicer and any officer, employee or agent of the Primary Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Primary Servicer shall not be under any obligation to appear in, prosecute or defend any legal action unless such action relates to its respective duties under this Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Trust Fund; provided, however, the Primary Servicer may, with the consent of the Master Servicer, undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, to the extent that the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom are reimbursable, and are reimbursed to the Master Servicer, by the Trust Fund pursuant to the Pooling and Servicing Agreement, the Primary Servicer shall be entitled to be reimbursed therefor from the Master Servicer upon written demand. To the extent provided in Section 6.04 of the Pooling and Servicing Agreement, the Primary Servicer, and any partner, director, officer, shareholder, member, manager, employee or agent of the Primary Servicer, shall be indemnified and held harmless by the Trust Fund against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (for the avoidance of doubt, including, without limitation, reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) relating to this Agreement, the Mortgage Loans, the Companion Loans, the Certificates or the VRR Interest Owners, other than any loss, liability or expense (including legal fees and expenses) (i) specifically required to be borne by the Primary Servicer pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by the Primary Servicer herein; or (iii) incurred by the Primary Servicer by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Primary Servicer shall not have any rights of indemnification out of the Trust Fund except through the Master Servicer as described above and, in each case, to the full extent that the Master Servicer is permitted to indemnification from the Trust Fund under the Pooling and Servicing Agreement. The Primary Servicer shall cooperate with the Master Servicer and the Master Servicer shall make reasonable efforts to obtain such recovery from the Trust pursuant to the Pooling and Servicing Agreement.

Section	3.04 Primary Servicer Not to Resign.
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The Primary Servicer shall not resign from the obligations and duties hereby imposed on it except by sixty (60) days prior written notice to the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Primary Servicer. Any such determination permitting the resignation of the Primary Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer. In addition, the Primary Servicer shall have the right to resign or assign its servicing rights at any other time without consent by the Master Servicer; provided that (i) a willing successor thereto (including any such successor proposed by the Primary Servicer) reasonably acceptable to the Master Servicer and meeting any requirements set forth in the Pooling and Servicing Agreement has been identified, (ii) the Primary Servicer pays all costs and expenses in connection with such transfer, and (iii) the successor accepts appointment prior to the effectiveness of such resignation or assignment.

Section	3.05 No Transfer or Assignment of Servicing.

With respect to the responsibility of the Primary Servicer to service the Mortgage Loans and Serviced Companion Loans hereunder, the Primary Servicer acknowledges that the Master Servicer has acted in reliance upon the Primary Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.05, the Primary Servicer shall not either assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof (except as allowed by Section 3.01(c)(27) of this Agreement), or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, prior to any assignment or transfer by the Primary Servicer of this Agreement or the servicing hereunder (the “Primary Servicing Rights”), the Primary Servicer shall allow the Master Servicer an opportunity to bid on the purchase of such Primary Servicing Rights. The Primary Servicer may also solicit bids from any other parties independent of the Primary Servicer. If the Master Servicer offers the highest purchase price for such Primary Servicing Rights, then the Master Servicer shall be provided the opportunity to purchase such Primary Servicing Rights for such purchase price.

Section	3.06 Indemnification.

The Master Servicer and the Primary Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer (including any of their partners, directors, officers, shareholders, members, managers, employees or agents) from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (for the avoidance of doubt, including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) that the Master Servicer, in the case of the Primary Servicer, and the Primary Servicer, in the case of the Master Servicer, may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Master Servicer or Primary Servicer, as applicable, in the performance of its

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obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or Primary Servicer, as applicable, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein by the Master Servicer or Primary Servicer, as applicable, or in the case of the Master Servicer, made in the Pooling and Servicing Agreement; provided, that such indemnity shall not cover indirect or consequential damages. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. Section 3.06 of this Agreement shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Primary Servicer.

ARTICLE IV

DEFAULT

Section	4.01 Events of Default.

In case one or more of the following events (each, a “Primary Servicer Termination Event”) by the Primary Servicer shall occur and be continuing, that is to say:

(a)                  any failure by the Primary Servicer to deposit into the Primary Servicer Collection Account, the Primary Servicer Companion Distribution Account or any Servicing Account, or to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, or remit to the Serviced Companion Noteholders, on the dates and at the times required by this Agreement, any amount required to be so deposited or remitted under this Agreement; provided, however, that the Primary Servicer will have one (1) Business Day to remedy a failure to make such a deposit or remittance on the date and at the time required by this Agreement; or

(b)                 any failure on the part of the Primary Servicer to (a) timely provide to the Master Servicer the certification called for on Exhibit E attached hereto as required by this Agreement (which failure continues unremedied for ten (10) Business Days after notice (which may be given via facsimile or e-mail) of such failure shall have been given by the Master Servicer to the Primary Servicer), or (b) timely provide to the Master Servicer the Collection Report in compliance with the Servicing Standard and complete in all material respects which failure continues unremedied for one (1) Business Day after notice (which may be given via facsimile or e-mail) of such failure shall have been given by the Master Servicer to the Primary Servicer or, if earlier and if such failure is a total failure to deliver such report, one (1) Business Day after knowledge by the Primary Servicer of such failure); or

(c)                  any failure by the Primary Servicer duly to observe or perform in any material respect any of its other covenants or obligations under this Agreement (other than those addressed in another clause of this Section 4.01), which failure continues unremedied for a period of twenty-five (25) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) Business Days in the case of the Primary Servicer’s obligations contemplated by Article XI of the Pooling and Servicing Agreement (as incorporated or restated in this Agreement) or (ii)

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10 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Primary Servicer pursuant to this Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of such failure, requiring the same to be remedied, has been given to the Primary Servicer by the Master Servicer; provided, however, if that failure (other than a failure that results in the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) is capable of being cured and the Primary Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to diligently pursue, a full cure, such twenty-five (25) day period shall be extended for an additional thirty (30) days; or

(d)               any breach on the part of the Primary Servicer of any representation or warranty contained in Section 6.01(a) of the Pooling and Servicing Agreement as incorporated herein, which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders or any Serviced Companion Noteholder or any VRR Interest Owner and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, if that breach is capable of being cured and the Primary Servicer has provided the Master Servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to diligently pursue, a full cure, such thirty (30) day period shall be extended for an additional thirty (30) days; or

(e)               a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Primary Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

(f)                the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Primary Servicer or of or relating to all or substantially all of its property; or

(g)               the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(h)               the Primary Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(i)              either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its

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rating or ratings of one or more Classes of Certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (B) placed one or more Classes of Certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such event) and, in the case of either of clause (A) or (B), publicly citing servicing concerns with the Primary Servicer as the sole or a material factor in such rating action; or

(j)                 the Primary Servicer is no longer rated at least “CPS3” by Fitch and the Primary Servicer is not reinstated to at least that rating within sixty (60) days of the delisting; or

(k)               (1) the Primary Servicer fails to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer, the Certificate Administrator or the Depositor under Article XI of the Pooling and Servicing Agreement or under this Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (2) the Primary Servicer fails to perform in any material respect any of its covenants or obligations contained in this Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required under this Agreement or for any party to the Pooling and Servicing Agreement to perform its obligations under Article XI of the Pooling and Servicing Agreement or under the Exchange Act reporting items required under any other pooling and servicing agreement that the Depositor is a party to.

If any Primary Servicer Termination Event shall occur and be continuing, then, and in each and every such case, so long as such Primary Servicer Termination Event shall not have been remedied, the Master Servicer may terminate, by notice in writing to the Primary Servicer, all of the rights and obligations of the Primary Servicer as Primary Servicer under this Agreement and in and to the Mortgage Loans and the Serviced Companion Loans and the proceeds thereof. From and after the receipt by the Primary Servicer of such written notice, all authority and power of the Primary Servicer under this Agreement, whether with respect to the Mortgage Loans, the Serviced Companion Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under Section 4.01 of this Agreement, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Primary Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans, the Serviced Companion Loans and related documents, or otherwise. The Primary Servicer hereby acknowledges that the Serviced Companion Noteholders shall be entitled to direct the Master Servicer to replace the Primary Servicer with a successor sub-servicer for the Serviced Whole Loan pursuant to Section 7.01(f) of the Pooling and Servicing Agreement (the “Successor Sub-Servicer”) following a Primary Servicer Termination Event with respect to such Serviced Whole Loan. The Primary Servicer agrees that if it is terminated pursuant to Section 4.01 of this Agreement, it shall promptly (and in any event no later than five (5) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer or the Successor Sub-Servicer, if applicable, with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Primary Servicer’s functions hereunder, and shall

31

cooperate with the Master Servicer or the Successor Sub-Servicer, if applicable, in effecting the termination of the Primary Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Primary Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer or the Successor Sub-Servicer, if applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Primary Servicer to the Primary Servicer Collection Account, the Collection Account, the Primary Servicer Companion Distribution Account, any Servicing Account, or any REO Account, or thereafter be received with respect to the Mortgage Loans, the Serviced Companion Loans or any REO Property (provided, however, that the Primary Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 of this Agreement notwithstanding any such termination).

In addition to any other rights the Master Servicer may have hereunder, if the Primary Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Primary Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the Prime Rate, applied on a per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

Section	4.02 Waiver of Defaults.

The Master Servicer may waive any default by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Primary Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section	4.03 Other Remedies of Master Servicer.

During the continuance of any Primary Servicer Termination Event, so long as such Primary Servicer Termination Event shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Primary Servicer Termination Event.

ARTICLE V

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TERMINATION

Section	5.01 Termination.

Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Primary Servicer shall terminate (without payment of any penalty or termination fee): (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or Serviced Whole Loan and the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Primary Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of one or more Mortgage Loans pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loans or Serviced Companion Loans, subject to the Primary Servicer’s rights to retain any accrued and unpaid fees and expenses; (v) upon termination of the Pooling and Servicing Agreement; or (vi) with respect to any Servicing Shift Whole Loan serviced pursuant to this Agreement, upon the Servicing Shift Securitization Date with respect to such Servicing Shift Whole Loan.

Section	5.02 Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Primary Servicer may have hereunder with respect to any or all of the Mortgage Loans or the Serviced Companion Loans, as provided in Section 4.01 of this Agreement upon the occurrence of a Primary Servicer Termination Event. For the avoidance of doubt, the Primary Servicer will no longer perform the obligations of the Master Servicer as the Companion Paying Agent if terminated as the Primary Servicer with respect to any Serviced Whole Loan.

Any notice of termination shall be in writing and delivered to the Primary Servicer as provided in Section 6.05 of this Agreement.

Section 5.03                    Termination of Duties with Respect to Specially Serviced Loans.

At such time as any Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan, the obligations and duties of the Primary Servicer set forth herein with respect to such Specially Serviced Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease in accordance with Section 3.01(c) of this Agreement. The Primary Servicer shall continue to perform all of its duties hereunder with respect to the Specially Serviced Loans to the extent set forth in Section 3.01 of this Agreement. If a Specially Serviced Loan becomes a Corrected Loan, the Primary Servicer shall commence servicing such Corrected Loan pursuant to the terms of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section	6.01 Successor to the Primary Servicer.
33

Contemporaneously with the termination of the Primary Servicer’s responsibilities and duties under this Agreement pursuant to Section 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Primary Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Primary Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Primary Servicer under this Agreement accruing following the termination of the Primary Servicer’s responsibilities, duties and liabilities under this Agreement.

Section	6.02 Financial Statements.

The Primary Servicer shall, upon the request of the Master Servicer, make available its publicly available financial statements. The Primary Servicer agrees that, on reasonable prior written notice, it will permit a representative of the Master Servicer, during the Primary Servicer’s normal business hours, reasonable access to examine all books of account, records, reports and other documents of the Primary Servicer relating to the Serviced Whole Loan and to make copies and extracts therefrom.

Section	6.03 Closing.

The closing for the commencement of the Primary Servicer to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans and the Serviced Companion Loans shall take place on the Closing Date. At the Master Servicer’s option, the closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

Section	6.04 Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)       to be provided by the Primary Servicer:

(1)                   this Agreement executed by the Primary Servicer;

(2)                   an Officer’s Certificate of the Primary Servicer, dated the Closing Date and in the form of Exhibit B hereto, including all attachments thereto;

(3)                   [Reserved]; and

(4)                   the account certifications in the form of Exhibit F hereto required by Sections 3.01(c)(4), (7) and (8) of this Agreement, fully completed; and

34

(b)       to be provided by the Master Servicer:

(1)                   this Agreement executed by the Master Servicer; and

(2)                   the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(3)                   the Pooling and Servicing Agreement substantially in the form of Exhibit C hereto.

Section	6.05 Notices.

Except as provided herein, all demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)	if to the Master Servicer:

Trimont LLC

Commercial Mortgage Servicing

One South, 101 South Tryon Street, Suite 1400

Charlotte, North Carolina 28280

Attention: BANK5 2026-5YR24 Asset Manager

Email: commercial.servicing@trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, GA 30326

Attention: Legal Department

Email: legaldepartment@trimont.com

and:

K&L Gates LLP

300 South Tryon Street, Suite 1000

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

(ii)	if to the Primary Servicer:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 300

35

Overland Park, KS 66210

Attention: Executive Vice President - Division Head

Email: NoticeAdmin@pnc.com and MLSSubservicergroup@pnc.com

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Fax Number: (816) 412-9338

Attention: Stinson CMBS Notices

Email: stinson.cmbsnotices@stinson.com

or such other address as may hereafter be furnished to the other party by like notice.

Section	6.06 Severability Clause.

To the extent this Agreement delegates duties of the Master Servicer to the Primary Servicer, this Agreement shall be subject to the provisions of the Pooling and Servicing Agreement, which provisions shall be paramount and controlling and shall supersede the provisions of this Agreement to the extent of any conflicts. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan or Serviced Companion Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section	6.07 Counterparts.

This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-

36

based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section	6.08 Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section	6.09 Protection of Privileged Information.

The Primary Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer or the Trustee, without the Master Servicer’s prior written consent, any information pertaining to the Mortgage Loans, the Serviced Companion Loans or any borrower thereunder, except to the extent that (a) it is appropriate for the Primary Servicer to do so in working with third party vendors, property inspectors, legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement or (b) the Primary Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Primary Servicer (including the Mortgage Loans and the Serviced Companion Loans) so long as the Primary Servicer does not identify the owner of the Mortgage Loans, the Serviced Companion Loans or the Mortgagors.

Section	6.10 Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Primary Servicer is receiving, only a contract for servicing the Mortgage Loans and the Serviced Companion Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto and that the Serviced Companion Noteholders remain the sole and absolute beneficial owner of their respective Serviced Companion Loan and all rights related thereto.

Section	6.11 Third Party Beneficiary.

The Trustee, for the benefit of the Certificateholders, the related Serviced Companion Noteholders, the VRR Interest Owners, and the Trustee, as holder of the Lower-Tier Regular Interests, shall be a third party beneficiary under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder as contemplated by Section 6.12 of this Agreement, none of the Depositor, the Certificate Administrator, the Trustee, the Operating Advisor, the Trust, the Special Servicer, the VRR Interest Owners or any Certificateholder, shall have any duties, liabilities or obligations under this Agreement.

37

Section	6.12 Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Primary Servicer and the Master Servicer and the respective successors and assigns of the Primary Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Primary Servicer to a third party except as otherwise specifically provided for herein. This Agreement may be assumed by the Trustee if the Trustee has assumed the duties of the Master Servicer or any successor Master Servicer, without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations, except to the extent they arose prior to the date of assumption, of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement (it being understood that any such obligations shall be the obligations of the terminated Master Servicer only).

Section	6.13 Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section	6.14 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section	6.15 General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section	6.16 Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section	6.17 Further Agreement.

The Primary Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section	6.18 Amendments.

This Agreement may only be amended with the consent of the Primary Servicer and the

38

Master Servicer. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Primary Servicer hereunder or under the Pooling and Servicing Agreement shall be effective against the Primary Servicer without the express written consent of the Primary Servicer.

Section	6.19 No Partnership.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Primary Servicer shall be rendered as an independent contractor for the Master Servicer.

[Remainder of Page Intentionally Left Blank]

39

IN WITNESS WHEREOF, the Primary Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

TRIMONT LLC

By:	/s/ Amanda Perkins
Name: Amanda Perkins
Title: Authorized Signatory

BANK5 2026-5YR24 Midland Primary Servicing Agreement

MIDLAND LOAN SERVICES, A DIVISION
OF PNC BANK, NATIONAL
ASSOCIATION

By:	/s/ David A. Eckels
Name: David A. Eckels
Title: Senior Vice President

BANK5 2026-5YR24 Midland Primary Servicing Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE1

MORTGAGE LOANS

Loan Seller	Loan No. / Property No.	Property Name	Cut-off Date Balance	Primary Servicing Fee
JPMCB	1	Whalers Village	$87,000,000	0.00125%
WFB	2	Project Embassy	$75,000,000	0.00125%
JPMCB	4	The 511 Building	$50,000,000	0.00125%
JPMCB	6	325 North Woodward	$38,000,000	0.00125%
WFB	7	111 Congress[2]	$36,500,000	0.00125%
WFB	15	All American Self Storage	$23,630,000	0.00125%
WFB	19	Knight Energy Services Portfolio	$17,319,000	0.00125%
WFB	33	Moove In Self Storage - Phoenixville	$7,775,000	0.00125%

COMPANION LOANS

Property Name	Type	Cut-off Date Balance	Primary Servicing Fee
Whalers Village	Pari Passu	$73,000,000	0.00125%
Project Embassy	Pari Passu	$85,000,000	0.00125%
111 Congress	Pari Passu	$100,000,000	0.00125%

1 Cut-off Date Balances have been rounded to the nearest dollar for the purposes of this Exhibit A.
2 The 111 Congress Whole Loan is a Servicing Shift Whole Loan and, pursuant to Section 5.01 hereof, will no longer be serviced pursuant to this Agreement on and after the related Servicing Shift Securitization Date.

A-1

EXHIBIT B

PRIMARY SERVICER’S OFFICER’S CERTIFICATE

The undersigned, Ryan M. Evans, Assistant Secretary of PNC Bank, National Association, a national banking association (“PNC Bank”), on behalf of PNC Bank, hereby certifies in such capacity that:

1.       Each of the persons (the “Designated Officers”) listed on Schedule A attached hereto is now a duly appointed, qualified and acting officer of PNC Bank, who holds the office set forth opposite his or her name thereon, and an exact copy of such person’s genuine signature also appears opposite his or her name and title thereon.

2.       Attached hereto as Schedule B is a true, complete and correct copy of the By-laws of PNC Bank, and all amendments thereto as in full force and effect on the date hereof.

3.       Attached hereto as Schedule C is a true, complete and correct copy of a Certificate of Corporate Existence of PNC Bank issued by the Comptroller of the Currency. To my knowledge and without further inquiry, no event has occurred since the date of such certificate which has affected the good standing of PNC Bank under the laws of the United States of America.

4.       Attached hereto as Schedule D is a true, complete and correct copy of the Articles of Association of PNC Bank, and all amendments thereto as in full force and effect as of the date hereof.

5.       The Designated Officers are authorized to execute and deliver on behalf of PNC Bank the Primary Servicing Agreement dated as of August 1, 2026, between Trimont LLC, as Master Servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer with respect to the BANK5 2026-5YR24, Commercial Mortgage Pass-Through Certificates, Series 2026-5YR24

B-1

IN WITNESS WHEREOF, I have hereunto set my hand as Assistant Secretary of PNC Bank as of the ____ day of _____, ____.

By:
Ryan M. Evans
Assistant Secretary of PNC Bank, National Association
B-2

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously delivered.

C-1

EXHIBIT D

RESERVED

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Primary Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”)

RE: BANK5 2026-5YR24

Pursuant to the Servicing Agreement(s) between Trimont LLC and Midland, we certify with respect to the serviced loan combination serviced by us on behalf of Trimont LLC for the benefit of the Certificateholders and VRR Interest Owners that, as of the quarter ending ____________________ except as otherwise noted below:

●	All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.
●	Based on Midland’s monitoring of the insurance in accordance with the Servicing Standard, to the best of our knowledge, all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s).
●	All necessary action has been taken to continue all UCC Financing Statements in favor of the originator of each mortgage loan and the serviced companion loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.
●	All reserves are maintained and disbursed in accordance with the loan documents and no expired reserves exist.

EXCEPTIONS:

Servicing Officer	Date

E-1

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION

Securitization:

Primary Servicer:

New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest	Deposit Clearing

Taxes & Insurance	Disbursement Clearing

Reserves (non-interest bearing)	Suspense

Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:

Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax:

F-1

EXHIBIT G

FORM OF
COLLECTION REPORT

Series _____

Month of __________________

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39
Sub Serv ID	Master Servicer Loan #	Sub- Servicer Loan#	Prosp ID	Sched Due Date	Begin Balance Prior to Pmt	Ending Balance After Pmt	Paid Thru Date	Current Note Rate	Sub-Servicer Fee Rate	Sched Prin Pmt	Sched Int Pmt	Sched P&I Amount	Sched Sub-Serv Fee	Sched Addl Sub-Sub Fee	Neg Am/ Deferred Int Amount	Unsched Principal Rec'd	Other Principal Adjust	Other Interest Adjust	Liq/ Prepmt Date	Prepmt Penalty / YM Rec'd	Prepmt Int Exc/Short	Liq/ Prepmt Code	T&I Advances O/S	Pmt Eff Date Recd	Actual Principal Rec'd	Actual (Gross) Interest Rec'd	Actual Sub-Servicer Fee Paid	Addl Sub-Sub Fee Paid	Actual (Net) Interest Rec'd	Late Charges Rec'd	Default Interest Rec'd	Assum Fees Rec'd	Addl Fees Rec'd	Remittance Amount	Actual Loan Balance	Total Reserve Balance	Pmt Loans Status	Comments

										0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00		0.00	0.00		0.00		0.00	0.00	0.00			0.00	0.00	0.00	0.00	0.00

																															NET REMIT TO MS -

Loan Status	B - late payment but less than 1 month delinquent	A - payment not received but still in grace period
O - Current
1 - One month delinquent
2 - Two months delinquent
3 - Three months delinquent
4 - Assumed Schedule Payment
5 - Prepaid in Full
6 - Specially Serviced
	Prepared By	7 - in foreclosure
	Approved By	9 - REO
10 - DPO
11 - Modification

Date:

G-1

EXHIBIT H

NEW LEASE INFORMATION

Loan #	Property Type:	Tenant:
Property Name/Address:
Term (Years, Months):	Sq Ft Gross Rentable:	Net Rentable

Begin Lease Date:	Retail
End Lease Date:	Office
Occupancy Date (if diff):	Other
Minimum Rent	(S/SF/YR)

		(Mo/Yr)	Escalation:	CPI	Other
Change to	on
Change to	on
Change to	on
Change to	on

Percentage Rent

% Amount	For	% Rent Due:
	For		Monthly
	Up to		Quarterly
	Up to		Annually

Breakpoint	(S/Yr)	Sales Report Due:

(Mo/Yr)
Change to	on		Monthly
Change to	on		Quarterly
Change to	on		Annually

Recoveries

Taxes	Per
Insurance	Per
Cam	Per
HVAC	Per
Adver/Promo	Per
Per
Per
Management	Per

H-1

Renewal Options

Term
Minimum rent
% Rent

SF
Gross Rentable
Net Rentable

Landlord Costs

Alterations:
Commissions:
Moving Allowances:
Buyout Clauses:
Other:

Building Insurance Requirements

Tenant maintains fire & ED on building(s); will need coverage to renew
Does not furnish building coverage
General liability naming landlord mortgagee as additional insured; will need coverage for review
General liability without mentioning landlord’s mortgagee; do not need coverage

Waiver of Subrogation

N/A
Mutual; will need endorsement
Landlord only; will need endorsement
Tenant only; do not need endorsement

Comments:

Attachments:

Original Lease
Original Subordination Agreement

H-2

EXHIBIT I

MONTHLY SERVICING ACCOUNTS CERTIFICATION

Primary Servicer:
Re:	BANK5 2026-5YR24

Pursuant to the Servicing Agreement(s) between Trimont LLC and the above named Servicer, I certify with respect to each transaction serviced by us, as noted above, for Trimont LLC that as of ________________ (Determination Date) all collection accounts and servicing accounts have been properly reconciled and the reconciliations have been reviewed and approved by Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date

I-1